UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY

OPPORTUNITIES FUND

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II

VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

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THIS FILING CONSISTS OF A TRANSCRIPT OF A RECORDED MESSAGE TRANSMITTED TO CERTAIN SHAREHOLDERS AND REMINDER LETTERS AND AN ADJOURNMENT LETTER SENT TO CERTAIN SHAREHOLDERS RELATED TO THE JOINT SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL FEBRUARY 25, 2021, OF VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND, VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND, VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II, VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND, VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND, VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND, AND VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND, AND THE RELATED PROXY STATEMENT.

AllianzGI Funds Alternative Outreach Communication Messaging (Start of Campaign Script)

Hello my name is Tom Fuccillo and I am a Managing Director at Allianz Global Investors. This is not a sales or telemarketing call. I am calling regarding your investment in AllianzGI Artificial Intelligence & Technology Opportunities Fund. Due to a lack of shareholder participation, the Special Meeting of Shareholders, originally scheduled for October 28, 2020, has adjourned multiple times and is now scheduled for February 25, 2021. Please note that, of your fellow shareholders who have voted, an overwhelming majority have voted in favor of the proposals.    Unfortunately, at this time we don’t have enough shares voted to conduct the business of the meeting.

The Board recommends a vote “FOR” the proposals, but you also have the option to vote “AGAINST” or “ABSTAIN” with a proxy representative now. This process is simple, does not require any confidential information, will only take a moment of your time and will stop any further outreach for this proxy event. To vote with a proxy representative, please press 1 now. 1 forwards to Vote Rep

(Pause and listen 2 seconds)

If you have any questions about the Special Meeting or would like to review the meeting agenda, please press 2 now. For more information about your investment with the AllianzGI Funds, please press 3 now. 2 forwards to Information Rep – 3 forwards to below message

(Pause and listen 2 second)

3 plays message below and forwards to information line

“You currently have an un-voted investment in AllianzGI Artificial Intelligence & Technology Opportunities Fund. Please hold for a representative who can provide additional information.” Forwards to information Rep

(Pause and listen 2 second)

To repeat this message press 9, or for further assistance press 2 now to speak to a representative. To end this call press 5. 5 forwards to the following message - 2 forwards to Information Rep

(Pause and listen 2 seconds)

5 Plays the following message.

Thank you for your consideration.    Have a nice day.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at 1-866-342-4883 from 9am to 11pm Eastern Time, Monday through Friday.

ANSWERING MACHINE SCRIPT FOR AOC

Hello my name is Tom Fuccillo and I am a Managing Director at Allianz Global Investors. We are contacting you regarding the AllianzGI Artificial Intelligence & Technology Opportunities Fund’s adjourned meeting of Shareholders and important initiatives concerning your investment in the Fund.

Please contact us before February 25th at 1-866-342-4883 between the hours of 9am and 11pm Eastern Time, Monday through Friday.

Your time is greatly appreciated. Thank you and have a good day.

YOUR REPONSE IS NEEDED IMMEDIATELY

February 12, 2021

Subject:                AllianzGI Artificial Intelligence & Technology Opportunities Fund

Dear Shareholder:

Your current investment in AllianzGI Artificial Intelligence & Technology Opportunities Fund is undergoing a very important initiative, and we have made multiple attempts to contact you to alert you to these changes. In order to proceed, we are requesting your immediate response by no later than February 25, 2021.

Please contact us toll-free at 1-866-356-6140, Ext. 12 between 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday, or Saturday between 10 a.m. and 4 p.m. Eastern Time. During the call, please have the enclosed form available.

This is not a marketing or sales pitch. The call will only take a few moments of your time, and there is no confidential information required; however, your response is requested. It is very important that we speak to you regarding this matter as soon as possible.

Thank you for your time and consideration.

Sincerely,

Joe Scull
Director Head of Business Service Allianz Global Investors

Please vote immediately on this

very important matter regarding

your investment!

Dear Valued Allianz Shareholder:

Time is running out! The Allianz Global Investors Funds Special Meeting of Shareholders has been adjourned until February 25, 2021, which is the final day the Fund is permitted to accept shareholder votes on the proposals described in the proxy statement.

Due to the lack of voting for the fund(s) you are invested in, we cannot move forward on the proposals included in the proxy materials.

Please vote today. The Board recommends a FOR vote for all proposals, as does ISS, a third-party investment vote advisory firm.

Your vote is greatly needed and will eliminate the need for additional outreach via mail, phone or internet.

You are a valued member of the Allianz Global Investors Funds family and we need your vote. Your vote is critical to helping us reach quorum.

●   Call a proxy voting specialist today at 1-833-934-2736. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET and weekends from 10 a.m. to 6 p.m. ET. You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

● Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

Thomas J. Fuccillo

President & Chief Executive Officer

IMPORTANT INFORMATION ON YOUR INVESTMENT YOUR RESPONSE IS NEEDED IMMEDIATELY

February 12, 2021

To our shareholders:

The Board of Trustees of AllianzGI Artificial Intelligence & Technology Opportunities Fund (“AIO” or the “Fund”) implores you to vote your shares. The Special Meeting of Shareholders originally scheduled for October 28, 2020 has adjourned multiple times and is now scheduled for February 25, 2021. Your vote is extremely important. You have the opportunity to vote “FOR”, “AGAINST” OR “ABSTAIN” on the following proposals: (1) to approve or disapprove a new Investment Advisory Agreement with Virtus Investment Advisers, Inc., and (2) to approve or disapprove a new Subadvisory Agreement by and among the Fund, Virtus Investment Advisers, Inc. and Allianz Global Investors U.S. LLC (“AllianzGI U.S.”). Please take the opportunity to voice your opinion on the proposals outlined in the attached proxy card. Please note that a vote “For”, “Against” or “Abstain” ensures that your shares will be represented at the meeting.

What is happening?

On July 7, 2020, AllianzGI U.S., the current investment adviser of AIO, announced that it had agreed to a strategic partnership with Virtus Investment Partners, Inc. (“Virtus”), which operates a multi-boutique asset management business. The Board of Trustees of AIO has considered a series of changes that will allow a transition to a new management structure (the “Transition”) in line with the strategic partnership between Virtus and AllianzGI U.S.

What will be the changes to the Fund’s management structure?

Central to the strategic partnership, and subject to certain shareholder approvals and additional terms and conditions, affiliates of Virtus will become investment adviser and AllianzGI U.S. will become subadviser of the Fund. On February 1, 2021, an affiliate of Virtus became the administrator of the Fund and affiliates of Virtus became the investment adviser, administrator and distributor of other AllianzGI U.S.-managed products.

What are the benefits to shareholders of the change to the Fund’s investment management?

The combination of AllianzGI U.S.’s portfolio management expertise with Virtus’ investment oversight and administration capabilities are intended to result in mutually beneficial growth. The Board and AllianzGI U.S. believe shareholders will benefit by moving to a combined management structure due, in part, to the operational and administrative efficiencies that are expected to result from the Transition, including, but not limited to, high-quality investment management, administrative and aftermarket support services under a single platform, and comprehensive and quality fund services; strong legal and compliance controls; and greater scale, leverage and negotiating power with service providers.

The opportunity to voice your opinion on these changes is now. The Board of Trustees recommends a vote “FOR” the proposals, however shareholders have the option to vote “AGAINST” or “ABSTAIN” as well using the enclosed proxy card.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE

Information regarding the Special Meeting of Shareholders and the proposals can be found in the proxy statement. For your convenience, the Special Meeting Proxy Materials are also located online at https://vote.proxyonline.com/Allianz/docs/CEFSpecial Meeting.pdf.

For assistance in voting your shares please call

(866) 356-6140.

MUTUAL FUND SERVICES

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

ALLIANZ GLOBAL INVESTORS

RE: Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund

Dear Allianz Investor:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund (formerly AllianzGI Artificial Intelligence & Technology Opportunities Fund). This matter pertains to an important operating initiative for which we need your consideration and response. The deadline to hear from you is 10:00 a.m. Eastern Time on February 24, 2021.

It is very important that we speak to you regarding this matter. Please call toll-free at 1 (866) 342-4883 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday and Sunday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID: 123456778	Security ID:	277902-235
Shares owned: 1,981.000	Household ID:	334929292

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Joe Scull

Director

Head of Business Services

Allianz Global Investors

  This is not a scam, fraud or a scheme. This document relates to an investment in AllianzGI Artificial Intelligence & Technology Opportunities Fund you own through a broker or bank.